As  filed with the Securities and Exchange Commission on _____________, 1997.
                                               Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                           ______________________

                            MidSouth Bancorp, Inc.
            (Exact name of registrant as specified in its charter)
                           ______________________



               Louisiana                               72-1020809
      (State or other jurisdiction                  (I.R.S.  Employer
      of incorporation or organization)             Identification No)


                           102 Versailles Boulevard
                          Lafayette, Louisiana 70501
                                (318) 237-8343
         (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

               MidSouth Bancorp, Inc. 1997 Stock Incentive Plan
                           (Full title of the Plan)

               C. R. Cloutier                        COPY TO
          MidSouth Bancorp, Inc.            Anthony J. Correro, III
              P. O. Box 3745             Correro Fishman Haygood Phelps
        Lafayette, Louisiana 70502      Weiss Walmsley & Casteix, L.L.P.
              (318) 237-8343              201 St. Charles Avenue, 47th Floor
    (Name, address, including zip code,    New Orleans, Louisiana 70170-4700
      and telephone number, including             (504) 586-5253
      area code, of agent for service)


                           CALCULATION OF REGISTRATION FEE


  Title of Securities   Amount to be         Proposed Maximum    Proposed Maximum       Amount of
   to be Registered      Registered         Offering Price Per  Aggregate Offering   Registration Fee
                                                  Unit                 Price

    Common Stock       150,000 Shares<FN1>    $13.00 <FN2>       $1,950,000 <FN2>        $590.91



    <FN1> Upon  a  stock split, stock dividend or similar transaction during the effectiveness of this Registration Statement, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
    <FN2> Calculated  pursuant  to  Rule 457 (h) on the basis of the closing sales price of the Common Stock on the Amex on May 21, 1997.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          Item 3.Incorporation of Documents by Reference.

               The following documents, which have been filed by MidSouth Bancorp, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

               (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

               (c) The description of the Common Stock set forth in Item 1 of the Company's Registration Statement on Form 8-A dated July 24, 1995.

               All reports filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

          Item 4.  Description of Securities.

               Not applicable.

          Item 5.  Interests of Named Experts and Counsel.

               Not applicable.

          Item 6.  Indemnification of Directors and Officers.

               Section 83 of the Louisiana Business Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any proceeding to which he is, was, or is threatened to be made, a party if it arises out of the fact that he is or was a director, officer, employee or agent of the corporation, but no corporation may indemnify any person for willful or intentional misconduct. Section 10 of the Company's by-laws provides for mandatory indemnification for current and former directors and officers and the Company's Articles of Incorporation permit the Company to enter into contracts with its directors and officers providing for indemnification to the fullest extent permitted by law, although no such contracts have been entered into.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

          Item 7.Exemption from Registration Claimed.

               Not applicable.

          Item 8.Exhibits.

               4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on form 10-K for the year ended December 31, 1993).

               4.2 Articles of Amendment to Amended and Restated Articles of Incorporation dated July 19, 1995 (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed with the Commission on September 20, 1995).

               4.3 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-4 (Reg. No. 33-58499) filed June 1, 1995).

               4.4 The Company agrees to furnish to the Commission on request a copy of the instruments defining the rights of the holder of its long-term debt, which debt does not exceed 10% of the total consolidated assets of the Company.

               4.5 MidSouth Bancorp, Inc. 1997 Stock Incentive Plan (incorporated by reference to the Company's definitive proxy statement filed April 11, 1997 to which the MidSouth Bancorp, Inc. 1997 Stock Incentive Plan is attached).

               5.   Opinion   of   Correro  Fishman  Haygood  Phelps  Weiss
                    Walmsley and Casteix, L.L.P.

               23.1 Consent of Deloitte & Touche LLP.

               23.2 Consent of Counsel (included in Exhibit 5).

               24. Powers of Attorney (included on the signature page of this Registration Statement).

               Item 9.  Undertakings.

               (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on May 22, 1997.


                                             MIDSOUTH BANCORP, INC.


                                             By:  /s/  C. R. Cloutier
                                                  __________________________
                                                  C. R. Cloutier
                                                  President, Chief Executive
                                                  Officer and Director


                                  POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints C.
          R. Cloutier and Karen L. Hail, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             /s/ C. R. Cloutier           President, Chief    May 14, 1997
                 C.R. Cloutier            Executive Officer
                                          and Director

             /s/ J. B. Hargroder          Director            May 14, 1997
                 J. B. Hargroder

             /s/ Milton B. Kidd, III      Director            May 14, 1997
                 Milton B. Kidd, III

             /s/ William M. Simmons       Director            May 14, 1997
                 William M. Simmons

             /s/ James R. Davis           Director            May 14, 1997
                 James R. Davis

             /s/ Clayton P. Hilliard      Director            May 14, 1997
                 Clayton P. Hilliard

             /s/ Will G. Charbonnet, Sr.  Director            May 14, 1997
                 Will G. Charbonnet, Sr.

             /s/ Karen L. Hail            Chief Financial     May 14, 1997
                 Karen L. Hail            Officer and Director


             /s/ Teri S. Stelly           Controller          May 14, 1997
                 Teri S. Stelly


                                      S-2